EXHIBIT J(2)

411 East Wisconsin Avenue Milwaukee, Wisconsin 53202-4497 Tel 414.277.5000 Fax 414.271.3552 www.quarles.com	Attorneys at Law in: Phoenix and Tucson, Arizona Naples, Florida Chicago, Illinois Milwaukee and Madison, Wisconsin

July 23, 2009

Wisconsin Capital Funds, Inc.
1200 John Q. Hammons Drive
2nd Floor
Madison, Wisconsin  53717
Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of Wisconsin Capital Funds, Inc. (the “Registrant”) into the Post-Effective Amendment to the Registrant’s Registration Statement to which this consent letter is attached as an Exhibit (the “Amendment”). Our legal opinion appeared as an Exhibit to Pre-Effective Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (1933 Act Registration No. 333-141917), which was filed with the Securities and Exchange Commission on May 23, 2007. We hereby consent to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Amendment.

Very truly yours,

/s/ QUARLES & BRADY LLP

QUARLES & BRADY LLP

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900404.00002